MADSEN & ASSOCIATES CPA's Inc.                              684 East Vine Street, Suite 3
Certified Public Accountants and Business Consultants                          Murray, Utah 84107

                                                            Telephone 801-268-2632
                                                                  Fax 801-262-3978

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington DC 20549

                                                           September 13, 2004

Dear Sirs:

Re: Resignation as Auditor of Trading Solutions.com, Inc.

We have reviewed Item 4 of the Company's report on the Second Amended Form 8K regarding our resignation as auditor and principal accountant and are in agreement with the disclosures contained therein.

Yours Truly.

/s/ Madsen & Associates, CPA's, Inc.